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                                                                 Exhibit (10)(j)

                                 FIFTH AMENDMENT
                                     TO THE
                                MERCHANTS MUTUAL
                            CAPITAL ACCUMULATION PLAN
                 (AS AMENDED AND RESTATED AS OF JANUARY 1, 1993)




                  WHEREAS, Merchants Mutual Insurance Company ("Merchants Mutual") has reserved the right to amend the Merchants Mutual Capital Accumulation Plan as amended and restated as of January 1, 1993 (the "Plan") at any time or from time to time; and


                  WHEREAS, this amendment to the Plan has been authorized by the Board of Directors of Merchants Mutual;


                  NOW, THEREFORE, Merchants Mutual hereby amends the Plan as follows:


                  1. Effective as of January 1, 1999 Section 5.5 is amended to read as follows:

                     "5.5 PAYMENTS FROM INVESTMENT FUNDS. Any payment of benefits made pursuant to Section 7.1, 7.2 , or 7.3, or withdrawal under Subsection (f) of Section 7.4 shall be effected by the withdrawal of an amount from the participant's accounts in each Investment Fund in the proportion that the balance of the Participant's accounts in the Investment Fund bears to the total balance of the Participant's accounts in all Investment Funds.

                          A withdrawal under Subsection (a), (b), (c), or (d) of
Section 7.4, a loan under Article VIII from a participant's 401(k) Account, or a distribution of excess contributions under Section 4.5(f) from a Participant's 401(k) Account or Matching Account shall be effected by the withdrawal of funds from each Investment Fund in which the applicable subaccount is invested in the proportion that the balance of the subaccount in the Investment Fund bears to the total balance of the subaccounts in all Investment Funds."


                  2. Effective as of January 1, 1998, subsection (b) of Section
7.1 is amended by revising the first sentence thereof to change the reference to "$3,500" to "$5,000."




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                  3. Effective as of January 1, 1999, subsection (b) of Section
7.1 is further amended to read as follows:

                     "(B) OPTIONAL METHOD OF PAYMENT: DEFERRED LUMP SUM OR INSTALLMENTS. In lieu of distribution in the current lump sum method described in paragraph (a)(1) above, if the value of the Participant's vested interest exceeds $5,000 upon Retirement, the Participant may elect to have his vested interest distributed in either of the following methods:

                          (1) DEFERRED LUMP SUM. An amount equal to the value of
                     the Participant's vested interest shall be paid to the Participant in a deferred lump sum at a time elected by the Participant, provided payment must be made prior to the Participant's 'Required Beginning Date' (as defined below in this subsection (b)).

                          (2) INSTALLMENT PAYMENTS. The Participant's vested
                     interest shall be paid to the Participant in annual or quarterly installments in accordance with regulations issued by the Secretary of the Treasury under sections 401(a)(9)(A) and (G) of the Internal Revenue Code over a period designated by the Participant but not to exceed the shorter of (A) 15 years or (B) the life expectancy of the Participant or the joint life and survivor expectancy of the Participant and his beneficiary. Payment shall begin in the Plan Year elected by the Participant, provided that installment payments shall begin no later than the Participant's Required Beginning Date. The amount of each installment payment shall be determined in accordance with a method determined by the Company that is consistent with section 401(a)(9) of the Code and regulations issued by the Secretary of the Treasury thereunder. If a Participant elects to receive the distribution over a period equal to his life expectancy or the joint life and survivor expectancy of the Participant and his beneficiary, the Participant's life expectancy, or if the beneficiary is the Participant's spouse, the joint life and survivor expectancy of the participant and his spouse, shall not be recalculated under the permissive recalculation rule of
                     Section 401(a)(9)(D) of the Code .

                              A Participant may elect a method of payment
described in this subsection (b) by filing a written notice of election with the Company in such form as the Company may prescribe within 60 days after the Participant's Retirement.

                              A Participant who elects an optional method of
payment under this subsection (b) may modify the election before the receipt of any payment. A Participant who has elected installment payments in accordance with paragraph (2) above and has begun to

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receive such payments may elect to receive the remaining balance of his vested interest in a lump sum or to change the period over which installments are payable, provided the change complies with the requirements of paragraph (2).

                              As used in this subsection (b), the term 'Required
Beginning Date' means April 1 of the calendar year following the calendar year in which a participant attains age 70 1/2, provided, however, that in the case of a Participant who attains age 70 1/2 after December 31, 1998 and is not a '5 percent owner' (as defined in section 416(i)(1)(B) of the Code) at any time during the calendar year in which the Participant attains age 70 1/2, 'Required Beginning Date' shall mean April 1 of the calendar year following the later of
(i) the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year during which the Participant's Retirement occurs."


                  4. Effective as of January 1, 1998, Section 7.3 is amended by revising the first sentence thereof to change the reference to "$3,500" to "$5,000."


                  5. Subsection (c) of Section 7.1 is amended by revising the last paragraph to read as follows:

                     "The provisions of this subsection (c) shall not apply to any Participant described in (1) or (2) below:

                              (1) a Participant who attained age 70 1/2
                     before January 1, 1988 unless the Participant was a '5 percent owner' (as defined in section 416(i)(1)(B) of the Code) at any time during the Plan Year ending within the calendar year in which the Participant attained age 66 1/2 or any subsequent Plan Year;

                              (2) a Participant who attains age 70 1/2
                     after December 31, 1998 unless the Participant is a '5 percent owner' (as defined in Section 416(i)(1)(B) of the Code) at any time during the calendar year in which the Participant attains age 70 1/2."


                  6. Section 7.4 is amended by the addition of a new subsection
(f) to read as follows:

                     "(f) WITHDRAWAL AT AGE 70 1/2. A Participant may elect to withdraw all or part of his Account during his employment with an Employer or Affiliated Employer after attaining age 70 1/2. A Participant may elect to make a withdrawal under this subsection not more than once in each calendar quarter by filing written notice with the Company in such

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form as it shall prescribe. Payment of the withdrawal shall be made as soon as practicable after the Company's receipt of the withdrawal election form."

                  IN WITNESS WHEREOF, Merchants Mutual has caused this document to be executed this 29 day of March, 2000.


                                MERCHANTS MUTUAL INSURANCE COMPANY



                                By  /s/ Christeen M. Kanowski
                                    ------------------------------
                                        Christeen M. Kanowski
[SEAL]


Attest:

 /s/ Patricia A. Wantuch
------------------------------
     Patricia A. Wantuch












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